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                                                                    Exhibit 23.1

                      Consent of Independent Accountants
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Mattel, Inc. of our report dated February 6, 1996, which appears on page 51 of Mattel, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 25 of such Annual Report on Form 10-K. We also consent to the use of our reports dated November 17, 1996 and November 22, 1996, which were required pursuant to Section 8.1(f) of the Merger Agreement, relating to the proposed accounting treatment of the Merger. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Los Angeles, California
February 14, 1997